Exhibit 10.1

INSIDER TRADING POLICY

OF

GRANITE FALLS ENERGY, LLC

I.              INSIDER TRADING PROHIBITION

Granite Falls Energy, LLC (the “Company”) is committed to conducting its business and affairs in a manner that is free of behavior that creates the appearance of impropriety on behalf of its officers, governors, employees and members and wishes to take steps to protect itself and its officers, governors, employees and members from claims of insider trading.  As such, Granite Falls Energy hereby prohibits Company Insiders in possession of Material Non-Public Information, as those terms are defined below, from purchasing or selling or otherwise transferring any equity security of Granite Falls Energy.  The Company shall institute a Blackout Period when Material Non-Public Information regarding Granite Falls Energy becomes known by Company Insiders.  Events giving rise to Blackout Periods may include, but not be limited to the following:

•      Amendment, termination or entry into a material agreement;

•      Release of results of operations or financial condition for a completed quarter or annual fiscal period or any other financial-related information likely to significantly impact an investor’s decision to buy or sell our securities;

•      Bankruptcy or receivership;

•      Merger or acquisition or disposition of significant assets;

•      Creation, increase or acceleration of a material financial obligation;

•      Change in the Company’s compliance or non-compliance with financial covenants set forth in a material financial obligation or material agreement;

•      Change in control of Granite Falls Energy;

•      Changes in the Company’s management, including principal officers;

•      Material modification of the rights of the unit holders;

•      New technology discoveries or innovations likely to significantly impact the Company’s industry;

•      Events impacting the Company’s securities, such as a call of securities for redemption, repurchase plan, stock split or public or private sale of additional securities;

•      Significant legal or regulatory developments;

•      Any event triggering an 8-K (current report) filing with the SEC; and

•      Preliminary discussions or negotiations in anticipation of the foregoing events depending on the magnitude of the event and the probability that it will occur.

A Blackout Period, when instituted by the Company will continue for a period of not less than four consecutive business days after Material Non-Public Information is disseminated to the public.  Any attempted purchase, sale or transfer of any equity security of the Company by a Company Insider during a Blackout Period will not be effective until after the Blackout Period has terminated and the parties to the transfer have reaffirmed in writing their desire to enter into the trade.  Notwithstanding the foregoing, the approval by the Board of Governors of the Company of a purchase, sale or transfer of an equity security by a Company Insider and/or the finalization of such transfer by the Company during a Blackout Period shall not violate this prohibition so long as the parties to the transfer were contractually bound by the agreement to transfer prior to the institution of the Blackout Period.

II.            DEFINITIONS

A.     Blackout Period.  A period of not less than four consecutive business days after Material Non-Public Information is disseminated to the public in which Company Insiders are prohibited from purchasing, selling or otherwise transferring any equity security of Granite Falls Energy.

B.     Company Insiders.  Company Insiders include any officer, governor or unit holder who holds 5% or more of the total number of Granite Falls Energy’s outstanding units, or any family member of an officer, governor or unit holder who holds 5% or more of the total number of Granite Falls Energy’s outstanding units.   Company Insider shall also include certain key employees who have been identified as having access to Material Non-Public Information including the Commodity Manager, Plant Manager, Production Manager, Maintenance Manager, Lab Manager, Health and Safety Coordinator and Accounting personnel.

C.     Material Non-Public Information.  Material Non-Public Information includes information that a reasonable investor would consider important in making a decision to buy or sell the security that has not yet been disclosed to the general public.